Exhibit 11:

                             TranSwitch Corporation
                      Computation of Earnings per Share (1)

                      (in thousands, except per share data)

                                                                            Three Months Ended                Nine Months Ended
                                                                               September 30,                     September 30,
                                                                          1997             1996              1997             1996
                                                                          ----             ----              ----             ----
Primary (2)
Weighted average number of common shares outstanding                    12,184           11,820            12,103           11,705

Common stock issuable with respect to common equivalents
  for stock options and warrants                                           683               -                 -                -
                                                                      ---------       ---------         ---------        ---------

Weighted average common shares and equivalents                          12,867           11,820            12,103           11,705

Net income (loss)                                                     $    178        $  (3,480)        $  (2,306)       $  (3,325)
----------------                                                      ---------       ----------        ----------       ----------

Net income (loss) per share                                           $   0.01        $   (0.29)        $   (0.19)       $   (0.28)
===========================                                           =========       ==========        ==========       ==========

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(1) This exhibit should be read in connection with "Stockholders' Equity and
Loss Per Share" in Note 3 of the notes to the Consolidated Financial Statements.

(2) Fully diluted per share amounts are the same as primary.

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